UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 7, 2020
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2020, the Board of Directors (the “Board”) of SolarWinds Corporation (the “Company”) appointed Sudhakar Ramakrishna as the Company’s Chief Executive Officer and President and a member of the Board, each effective as of January 4, 2021. Mr. Ramakrishna will replace Kevin B. Thompson, who, in connection with Mr. Ramakrishna’s appointment, tendered his resignation from the Board, effective December 31, 2020. Mr. Ramakrishna will serve as a Class I director standing for re-election at the Company’s 2022 annual meeting of stockholders. There are no arrangements or understandings between Mr. Ramakrishna and any other persons pursuant to which he was appointed as a director of the Company, and Mr. Ramakrishna has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Prior to joining the Company, Mr. Ramakrishna, age 53, was Chief Executive Officer of Pulse Secure, LLC a privately-held provider of secure access and mobile security solutions, where he oversaw all aspects of business strategy and execution since joining in May 2015. Prior to this, Mr. Ramakrishna served as the Senior Vice President and General Manager for the Enterprise and Service Provider Division of Citrix Systems, Inc. Prior to 2013, Mr. Ramakrishna held similar senior leadership roles with Polycom, Inc., Motorola, Inc., Stoke, Inc., 3COM Corporation and U.S. Robotics Corporation. Mr. Ramakrishna earned a bachelor’s degree in Computer Science from Osmania University, a master’s degree in computer science from Kansas State University and a master’s of management degree from Northwestern University’s Kellogg School of Management.
In connection with his appointment as Chief Executive Officer and President, the Company and Mr. Ramakrishna entered into an employment agreement (the “Ramakrishna Employment Agreement”). The Ramakrishna Employment Agreement has no specific term and constitutes at-will employment. Mr. Ramakrishna will receive a base salary of $750,000 per year, which shall be reviewed annually and subject to increases at the Board’s discretion. Mr. Ramakrishna will be eligible for a target annual bonus of 100% of the base salary based upon the achievement of company metrics established by the Board and individual performance factors mutually determined by Mr. Ramakrishna and the Board, with a potential to earn up to 150% of his base salary upon over-achievement of such metrics. For the fiscal year ending December 31, 2021, Mr. Ramakrishna is guaranteed a minimum annual bonus of 100% of his base salary (with the potential for up to 150% achievement). Mr. Ramakrishna also will receive a signing bonus of $375,000, payable in a lump sum on the next regularly scheduled payroll date following his start date. If Mr. Ramakrishna voluntarily resigns his employment or is terminated for Cause within one year of his start date, he shall be obligated to repay the signing bonus on a pro rata basis based on the time left in the one-year period following his start date.
In connection with his appointment, Mr. Ramakrishna will be granted equity awards with an aggregate grant date value of $17,000,000, with $13,500,000 in the form of restricted stock units (“RSUs”) and $3,500,000 in the form of performance stock units (“PSUs”). The RSUs will vest 25% on the first anniversary of Mr. Ramakrishna’s start date and 6.25% in each quarter thereafter. The PSUs will be granted in fiscal year 2021 consistent with the timing of PSU grants to other similarly-situated senior executives of the Company and will be subject to vesting upon both the Company’s achievement of performance goals established by the Board and time-based vesting with one-third of the PSU grant vesting on each anniversary of the certification of achievement of such performance goals. Beginning in 2022, Mr. Ramakrishna will be entitled to annual equity grants with a fair market value on the grant date of $7,000,000.
If the Company terminates Mr. Ramakrishna’s employment without Cause or in the event of a Constructive Termination (as each such term is defined in the Ramakrishna Employment Agreement), he will be eligible to receive (i) cash severance equal to 18 months of his then-current base salary, (ii) a pro-rated portion of his annual bonus for the fiscal year in which any termination occurs, based on the Board’s determination of the level at which the performance objectives related to such bonus compensation are reasonably likely to be satisfied at the time the notice of termination is given, to be paid at the time such bonus compensation payments would have been paid, (iii) monthly reimbursement for the cost of COBRA coverage for up to 18 months following such termination, and (iv) accelerated vesting of his unvested RSUs with time-based vesting conditions (including PSUs for which the performance criteria has already been achieved) with respect to the portion of such awards that would have vested during the 12-month period following such termination.
In the event of a Change of Control (as such term is defined in the Ramakrishna Employment Agreement) of the Company, each performance target of Mr. Ramakrishna’s outstanding PSUs shall be deemed to have been achieved, and the PSU shall thereafter be subject only to time-based vesting based upon the following schedule: (i) 25% on the first anniversary of the grant date and (ii) 6.25% on each quarterly anniversary thereafter. If Mr. Ramakrishna’s employment with the Company is terminated by the Company without Cause or in the event of a Constructive Termination during the 3-month period prior to, or the 12-month period after a Change of Control, he will be eligible to receive (i) cash severance equal to 24 months of his then-

current base salary, (ii) 100% of the target annual bonus for the fiscal year in which any termination occurs, (iii) monthly reimbursement for the cost of COBRA coverage for up to 24 months following such termination, and (iv) all of his unvested equity awards will become vested in full as of the date of such termination, assuming achievement of the applicable performance targets in the case of PSUs.
The severance benefits described above are generally subject to Mr. Ramakrishna’s execution of a release of claims against the Company and continued compliance with certain confidentiality, non-compete and non-solicitation obligations.
In connection with the appointment of Mr. Ramakrishna, as noted above, on December 7, 2020, Kevin B. Thompson notified the Board of his resignation from the Board as a Class I director, effective as of December 31, 2020. Mr. Thompson indicated that he is not resigning as a result of any disagreement with the Company. In addition, on December 7, 2020, Mr. Thompson and the Company entered into a Second Omnibus Amendment to Employee Documents (“Second Omnibus Amendment”). The Second Omnibus Amendment amends each agreement between the Company and Mr. Thompson including: (i) the Second Amended and Restated Employment Agreement between SolarWinds, Inc. and Mr. Thompson, dated as of September 30, 2016 (the “Thompson Employment Agreement”), (ii) the Restricted Stock Purchase Agreement dated as of September 30, 2016 by and between SolarWinds Parent, Inc. and Mr. Thompson (the “RSPA”), (iii) the Notice of Grant of Performance Share Units (Shares) between the Company and Mr. Thompson dated as of March 16, 2020 in respect of a maximum of 206,552 shares, after giving effect to the First Amendment (“2020 Grant 2”), (iv) the Amended & Restated Stockholders’ Agreement made as of October 18, 2018 by and among the Company and the stockholders of the Company party thereto (“Stockholders’ Agreement”) and (v) the Omnibus Amendment to Employment Documents, made effective as of August 6, 2020, which amended each of the Employment Documents (the “First Amendment”), as follows:
•The Thompson Employment Agreement will terminate as of December 31, 2020, provided that certain sections of the Thompson Employment Agreement shall survive such termination. Mr. Thompson will not be entitled to any severance payments in connection with any such termination except as set forth in the Second Omnibus Amendment.
•The performance metrics and targets for certain shares issued to Mr. Thompson under the RSPA that are subject to vesting based on the Company’s performance for the fiscal year ended December 31, 2020 were amended to vest on December 31, 2020, subject to a time-based vesting schedule whereby Mr. Thompson must continue his employment with the Company through December 31, 2020.
•Mr. Thompson’s 2020 Grant 2 was amended such that the maximum number of shares subject to 2020 Grant 2 was reduced to 146,721 shares. 146,721 shares subject to the revised 2020 Grant 2 will vest and settle on December 31, 2020, subject to a time-based vesting schedule whereby Mr. Thompson must continue his employment with the Company through December 31, 2020.
•On April 15, 2021, certain restrictions related to the transfer of shares held by Mr. Thompson set forth in the Stockholders’ Agreement shall be of no further effect.
•Mr. Thompson shall be entitled to receive a bonus payment in an amount equal to $875,000, subject to Mr. Thompson’s general release of claims against the Company and compliance with certain confidentiality, non-compete and non-solicitation obligations that will expire on January 1, 2022.
•Provided that Mr. Thompson’s employment is not terminated for Cause or as a result of a resignation that does not constitute a Constructive Termination (as each such term is defined in the Thompson Employment Agreement) prior to December 31, 2020, vesting with respect to all equity awards held by Mr. Thompson that are subject solely to a time-based vesting schedule shall accelerate as to vesting as if Mr. Thompson continued to be employed through March 31, 2021.
The foregoing descriptions of the Ramakrishna Employment Agreement and the Second Omnibus Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On December 9, 2020, the Company issued a press release announcing Mr. Ramakrishna’s appointment as the Company’s Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, on December 9, 2020, the Company issued a press release providing an update with respect to the potential spin-off of its managed service provider business. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information in this section of this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of December 7, 2020, between SolarWinds Corporation and Sudhakar Ramakrishna.
10.2	Second Omnibus Amendment to Employee Documents, dated as of December 7, 2020, between SolarWinds Corporation and Kevin B. Thompson.
99.1	Press release issued by SolarWinds Corporation dated December 9, 2020.
99.2	Press release issued by SolarWinds Corporation dated December 9, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	December 9, 2020	By:	/s/ J. Barton Kalsu
J. Barton Kalsu
Chief Financial Officer